EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of AnnTaylor Stores Corporation on Form S-8 of our report dated March 8, 1999, appearing in the Annual Report on Form 10-K of AnnTaylor Stores Corporation for the fiscal year ended January 30, 1999.



Deloitte & Touche LLP

New York, New York
June 3, 1999